Exhibit 99.1

News Release

CONTACTS:	Jim Eglseder (Investors)	FOR IMMEDIATE RELEASE
	(513) 534-8424	March 2, 2012
Rich Rosen, CFA (Investors)
(513) 534-3307
Debra DeCourcy, APR (Media)
(513) 534-4153

Fifth Third Announces Pricing of $500 Million Public Offering of Senior Notes

Fifth Third Bancorp (“Fifth Third;” Nasdaq: FITB) today announced the pricing of an underwritten public offering of $500 million aggregate principal amount of 10-year senior notes. The notes are senior unsecured obligations of Fifth Third. They were sold at 99.306% of the principal amount and will bear interest at a rate of 3.50%. Fifth Third expects the offering to close on March 7, 2012, subject to customary closing conditions.

Fifth Third intends to use the net proceeds from this offering for general corporate purposes.

Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, and Morgan Stanley & Co. LLC are acting as the joint book-running managers for the offering. Fifth Third Securities, Inc. and Credit Suisse Securities (USA) LLC are acting as senior co-managers for the offering.

The offering was made under a shelf registration statement that was filed with the U.S. Securities and Exchange Commission (“SEC”) and became automatically effective on March 25, 2010. You may obtain the prospectus supplement and accompanying prospectus describing the offering by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, copies of the prospectus supplement and accompanying prospectus may be obtained from Deutsche Bank Securities Inc., Attention: Prospectus Department, Harborside Financial Center, 100 Plaza One, Jersey City, New Jersey 07311-3988, Telephone (800) 503-4611, or by emailing prospectus.cpdg@db.com; J.P. Morgan Securities LLC, Investment Grade Syndicate Desk, 383 Madison Avenue, New York, New York 10179 or by calling (212) 834-4533; or Morgan Stanley & Co. LLC, 180 Varick Street, New York, New York, 10014, Telephone (866) 718-1649.

This news release does not constitute an offer to sell or the solicitation of any offer to buy these securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The offering will be made only by means of a prospectus and supplemental prospectus.

General Information

Fifth Third Bancorp is an Ohio corporation and a diversified financial services company headquartered in Cincinnati, Ohio. At December 31, 2011, Fifth Third operated 15 affiliates with 1,316 full-service Banking Centers, including 104 Bank Mart® locations open seven days a week inside select grocery stores and 2,425 ATMs in 12 states throughout the Midwestern and Southeastern regions of the United States. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending and Investment Advisors. Fifth Third also has a 49% interest in Vantiv Holding, LLC, formerly Fifth Third Processing Solutions, LLC.

Fifth Third’s common stock is traded on the NASDAQ® National Global Select Market under the symbol “FITB.”

Forward-Looking Statements

This news release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to those described in this prospectus supplement or the documents incorporated by reference herein, including the risk factors set forth in our most recent Annual Report on Form 10-K. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions and weakening in the economy, specifically the real estate market, either nationally or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, are less favorable than expected; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity; (7) maintaining capital requirements may limit Fifth Third’s operations and potential growth; (8) changes and trends in capital markets; (9) problems encountered by larger or similar financial institutions may adversely affect the banking industry and/or Fifth Third; (10) competitive pressures among depository institutions increase significantly; (11) effects of critical accounting policies and judgments; (12) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (“FASB”) or other regulatory agencies; (13) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”); (14) ability to maintain favorable ratings from rating agencies; (15) fluctuation of Fifth Third’s stock price; (16) ability to attract and retain key personnel; (17) ability to receive dividends from its subsidiaries; (18) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (19) effects of accounting or financial results of one or more acquired entities; (20) difficulties from the separation of Vantiv Holding, LLC, formerly Fifth Third Processing Solutions, LLC, from Fifth Third; (21) loss of income from any sale or potential sale of businesses that could have an adverse effect on Fifth Third’s earnings and future growth; (22) ability to secure confidential information through the use of computer systems and telecommunications networks; and (23) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity.

You should refer to our periodic and current reports filed with the SEC for further information on other factors which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

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